Exhibit 99.1

CONTACT:	Julie Lorigan Vice President, Investor Relations (781) 741-7775

Margery B. Myers Vice President, Corporate Communications and Public Relations (781) 741-4019

Cara O’Brien – Investor Relations Melissa Merrill – Media Relations Financial Dynamics (212) 850-5600

TALBOTS ANNOUNCES APRIL TOTAL COMPANY SALES INCREASE OF 11%

April Comparable Store Sales Increase 7.1%, Well Above Company Expectations;

Company Updates Outlook for First Quarter Earnings per Share to

High End of Previously Announced Range

     Hingham, MA, May 5, 2005 — The Talbots, Inc. (NYSE:TLB) today announced that total Company sales for fiscal April, the four weeks ended April 30, 2005, were $151.8 million, up 11% from $136.5 million for the four weeks ended May 1, 2004. Comparable store sales increased 7.1% for the month.

     The Company also announced total sales for the thirteen weeks ended April 30, 2005, increased 8% to $446.5 million from $412.2 million reported for the thirteen weeks ended May 1, 2004. Retail store sales increased 8% to $378.1 million this year compared to $348.6 million last year. Included in retail store sales was an increase in comparable store sales of 4.3% for the thirteen-week period. Direct marketing sales — which include catalog and Internet — increased 8% to $68.4 million, compared to $63.6 million in the prior year period.

     Arnold B. Zetcher, Chairman, President and Chief Executive Officer, commented, “ We are quite pleased with April’s comparable store sales increase of 7.1%, which came in well above our expectations for positive low single digits. Further, selling trends in our direct marketing segment were very strong during the month, increasing in the high teens.”

     “Looking at the full first quarter, we ended the period with a comparable store sales gain of 4.3%. With the exception of the first two weeks of March, which we believe were negatively impacted by adverse weather conditions, we experienced consistently healthy selling trends throughout the quarter. As a result of our strong April, we are updating our outlook for first quarter earnings per diluted share to be at the high end of our previously announced range of $0.59 - $0.63. This compares to last month’s stated outlook for first quarter earnings per share at the lower end of the range and the $0.58 per diluted share reported for the same period last year.”

     “Further, given the strength of our first quarter sales performance, with three months of positive comps, we are optimistic as we look ahead to the second quarter and at this time are comfortable with the First Call consensus estimate of $0.32 per diluted share. This is versus the $0.28 earned last year on an operating basis, which excludes the $0.06 tax benefit resulting from the favorable resolution of certain prior year income tax issues. On a reported basis, last year’s second quarter earnings per share were $0.34.”

     “Overall, our customer is responding very favorably to our current merchandise assortments in all sales channels, and we continue to feel well positioned for a successful second quarter and spring season,” concluded Mr. Zetcher.

     Talbots is a leading national specialty retailer and cataloger of women’s, children’s and men’s classic apparel, shoes and accessories. The Company operates 1,054 stores — 521 Talbots Misses stores, including 20 Talbots Misses stores in Canada and four Talbots Misses stores in the United Kingdom; 286 Talbots Petites stores, including four Talbots Petites stores in Canada; 41 Talbots Accessories & Shoes stores; 71 Talbots Kids stores; 98 Talbots Woman stores, including three Talbots Woman stores in Canada; 12 Talbots Mens Stores; one Talbots Collection store; and 24 Talbots Outlet stores. Its direct marketing operation circulated approximately 46 million catalogs worldwide in fiscal 2004. Talbots on-line shopping site is located at www.talbots.com.

     For more detailed information, please visit our website at www.talbots.com, or call (703) 736-7208 to listen to The Talbots, Inc. monthly sales recording.

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     The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-

looking terminology as “expect,” “look,” “believe,” “anticipate,” “outlook,” “comfortable with,” “would,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, future comparable sales, future earnings, future EPS, and other future financial performance or operating measures) constitutes forward-looking information.

     Our outlook and other forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company which involve risks and uncertainty, including assumptions and projections concerning store traffic, levels of store sales including regular-price selling and markdown selling, and customer preferences. All of our outlook information and other forward-looking statements are as of the date of this release only. The Company can give no assurance that such outlook or expectations will prove to be correct and does not undertake to update or revise any “outlook” information or any other forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any projected results will not be realized.

     Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including effectiveness of the Company’s brand awareness and marketing programs, effectiveness and profitability of new concepts including the Mens concept, effectiveness of its e-commerce site, acceptance of Talbots fashions including its spring and summer 2005 fashions, the Company’s ability to anticipate and successfully respond to changing customer tastes and preferences and to produce the appropriate balance of merchandise offerings, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns and appropriate balance of available markdown inventory, retail economic conditions including consumer spending, consumer confidence and a continued uncertain economy, and the impact of a continued promotional retail environment. In each case, actual results may differ materially from such forward-looking information.

     Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations,” and you are urged to carefully consider all such factors.

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TALBOTS ANNOUNCES APRIL SALES

MESSAGE POINTS

May 5, 2005

     • The following pre-recorded comments covering April sales results include forward-looking statements relating to the Company’s expectations and beliefs concerning our future business and financial performance. These forward-looking statements are based on various assumptions and projections and are subject to substantial risks and uncertainties. Actual results may differ materially. For further details, please review the risk factors and cautionary statements in this morning’s sales release as well as in our SEC periodic reports, including our Form 10-K and Form 10-Qs. We’ll also conclude these pre-recorded comments with a forward-looking cautionary statement.

     • Good morning everyone. This is Ed Larsen, Talbots Chief Financial Officer. Welcome to our prerecorded comments covering our April sales results. Please note that my prepared remarks will conclude with the full forward-looking statement disclaimer.

     • This morning we announced that total Company sales for fiscal April, the four weeks ended April 30, 2005, were $151.8 million, up 11% from $136.5 million for the four weeks ended May 1, 2004. Comparable store sales increased 7.1% for the month.

     • Year-to-date sales for the thirteen-weeks ended April 30, 2005 increased 8% to $446.5 million from $412.2 million reported for the thirteen weeks ended May 1, 2004. Comparable store sales increased 4.3% for the thirteen-week period.

     • Comp store sales by concept for the month and the first quarter were as follows: our U.S. Misses stores were up 7% and up 4% respectively; U.S. Petite stores were up 10% for the month and up 6% for the quarter; U.S. Woman stores were up 16% for the month and up 8% for the quarter; and Accessories & Shoes stores increased 1% for the month and increased 2% for the quarter.

     • Talbots Kids stores were down 10% for the month and down 3% for the quarter. However, it should be noted that our Kids business in April was substantially impacted by this year’s earlier Easter, which fell on March 27th versus April 11th last year. During the last three weeks of April following the Easter shift, comps in our Kids stores rose approximately 20%.

     • Moving to comp performance by region for the month and the first quarter, all regions were positive, with the Northeast up 9% for the month and up 4% for the quarter. The South was up 6% for the month and up 5% for the quarter; the Midwest was up 7% for the month and up 4% for the quarter; and finally the West was up 5% for the month and up 4% for the quarter.

     • In terms of merchandise, in our core Women’s business, refined and casual jackets and pants performed well at both full price and markdown. Getting into specifics, in refined, we saw strength in our summer suiting programs as well as in textured and wrinkle-free woven shirts. In casual, our jean-style cotton jackets and our cropped and capri pants all drove healthy sales gains. In our accessory and shoe business, the strongest performers were novelty belts, fashion accessories such as ponchos and flower pins, and scarves.

     • In our Kids business, little girls and boys were our best performers, while big girls—where our new management team has not yet effected as many changes—continues to lag. However, as mentioned, we generated very strong business in Kids overall following the Easter shift and are optimistic for on-going improvement in this concept.

     • As stated in our press release, our April comp store sales increase of 7.1% was well above our previously announced expectations for comps in the positive low single digits. Selling trends in our direct marketing segment, which includes catalog and Internet, were also very strong during the month, increasing in the high-teens.

     • Looking at the first quarter, we ended the period with a comparable store sales increase of 4.3%. With the exception of the first two weeks in March, which we believe were negatively impacted by adverse weather conditions, we experienced consistently healthy selling trends throughout the quarter. As a result of our strong April, we are updating our outlook for first quarter earnings per diluted share to be at the high end of our previously announced range of $0.59 - $0.63. This compares to last month’s stated outlook for first quarter earnings per share at the lower end of the range and the $0.58 reported for the same period last year.

     • As mentioned, our direct marketing business was very strong during the quarter with sales increasing 8% for the three-month period.

     • Turning to inventory, at the end of April in our U.S. women’s stores, inventory was up approximately 5% on a per square foot basis. Our current plan is for inventories in our U.S. women’s stores to be up on average in the mid to high single digits on a per square foot basis for the remainder of the spring season.

     • Looking ahead, at this time, we anticipate that our May comparable store sales will be in the positive low to mid-single digit range.

     • Given the strength of our first quarter sales performance, with three months of positive comps, we are optimistic as we look ahead to the second quarter and at this time are comfortable with the First Call consensus estimate of $0.32 per diluted share. This compares to the $0.28 earned last year on an operating basis, which excludes the $0.06 tax benefit resulting from the favorable resolution of certain prior year income tax issues. On a reported basis, last year’s second quarter earnings per share were $0.34.

     • Overall, we are quite pleased with our customer’s response to our current merchandise assortments in all sales channels, and we continue to feel well positioned for a successful second quarter and spring season.

     • And finally, as a reminder, we will be announcing first quarter earnings on Wednesday, May 18th and have scheduled a conference call for 10:00 a.m. that morning.

Thank you.

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The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “outlook,” “comfortable with,” “would,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, future comparable sales, future earnings, future EPS, and other future financial performance or operating measures) constitutes forward-looking information.

     Our outlook and other forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company which involve risks and uncertainty, including assumptions and projections concerning store traffic, levels of store sales including regular-price selling and markdown selling, and customer preferences. All of our outlook information and other forward-looking statements are as of the date of this release only. The Company can give no assurance that such outlook or expectations will prove to be correct and does not undertake to update or revise any “outlook” information or any other forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any projected results will not be realized.

     Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including effectiveness of the Company’s brand awareness and marketing programs, any negative trends in its regular-price or markdown selling, effectiveness and profitability of new concepts including the Mens concept, effectiveness of its e-commerce site, acceptance of Talbots fashions including its spring and summer 2005 fashions, the Company’s ability to anticipate and successfully respond to changing customer tastes and preferences and to produce the appropriate balance of merchandise offerings, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns and appropriate balance of available markdown inventory, retail economic conditions including consumer spending, consumer confidence and a continued uncertain economy, and the impact of a continued promotional retail environment. In each case, actual results may differ materially from such forward-looking information.

     Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations,” and you are urged to carefully consider all such factors.

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